EXHIBIT 16.1

KILLMAN, MURRELL & COMPANY, P.C.

Certified Public Accountants

1931 East 37th Street, Suite 7	2626 Royal Circle
Odessa, Texas 79762	Kingwood, Texas 77339
(432) 363-0067	(281) 359-7224
Fax (432) 363-0376	Fax (281) 359-7112

October 18, 2012

Securities and Exchange Commission

Washington, D.C.  20549

Ladies and Gentlemen:

We have read Nitro Petroleum Incorporated’s statements included under Item 4.01 of its Form 8-K dated October 18, 2012; and we agree with such statements, except that we are not in a position to agree or disagree with the Company’s statements included in section (b) of Item 4.01.

Respectively,

/s/ KWCO, PC
KWCO, PC
By: Michael Killman